UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2011

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           As disclosed in the “Compensation Discussion and Analysis” section of the Proxy Statement filed by PartnerRe Ltd. (the “Company”) with the Securities and Exchange Commission on April 8, 2011, the Company maintains an executive compensation program that includes benefits and perquisites that are dictated by the market in which the Company competes for talent and are designed to attract and retain management.

While the Company continues to believe that the benefits and perquisites program is a necessary component of the Named Executive Officers’ remuneration and is essential to ensure that the Company offers competitive compensation to all of its Named Executive Officers, the Company has determined that it will no longer provide “gross up” payments in respect of tax liabilities for benefits or perquisites to any of its existing Named Executive Officers or any future named executive officers.

In addition, the Company determined earlier in the year that effective January 1, 2011 the amount of personal usage of the corporate jet available to the Chief Executive Officer was reduced from 60 to 30 hours.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	May 12, 2011	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel